SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

104-110 Avenue C, Bayonne, NJ 07002	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on April 24, 2014.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting, and the results of the vote on each such matter, were as follows:

Proposal 1:  The election of four directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Robert Ballance	4,159,328	270,680	2,611,616
Joseph J. Brogan	4,167,691	262,317	2,611,616
Donald Mindiak	4,172,073	257,935	2,611,616
August Pellegrini, Jr.	4,172,181	257,827	2,611,616

Proposal 2: The ratification of appointment of ParenteBeard LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2014.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

6,811,854	223,302	6,468	0

Proposal 3: The advisory, non-binding vote to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

3,980,919	419,231	29,858	2,611,616

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: April 24, 2014	By:	/s/ Donald Mindiak
Donald Mindiak
Chief Executive Officer